Exhibit 10.1
FORM OF LEAK-OUT AGREEMENT

December 20, 2018

Level Brands, Inc.
4521 Sharon Road
Suite 450
Charlotte, NC 28211

Re:
Agreement and Plan of Merger dated December 3, 2018 (the “Merger Agreement”) by and among Level Brands, Inc., a North Carolina corporation (the “Parent”), AcqCo LLC, a North Carolina limited liability company and a wholly owned subsidiary of the Parent (“Merger Sub”), cbdMD LLC, a North Carolina limited liability company and wholly owned subsidiary of the Parent (“Sub LLC”) and Cure Based Development, LLC, a Nevada limited liability company (the “Company”).

Ladies and Gentlemen:

The undersigned is a Member of the Company and upon the Closing of the Mergers, the undersigned received certain contractual rights to receive shares of Parent Common Stock in the amounts and upon the events set forth Merger Agreement. In consideration of the execution of the Merger Agreement by the Company and the consummation of the Mergers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Parent, the undersigned agrees that following the issuance of the Parent Common Stock to the undersigned [and the vesting of the Second Tranche Shares in accordance with the terms of the Merger Agreement], and subject to compliance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the terms and conditions of the Merger Agreement, to limit the offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Parent Common Stock; or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Parent Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Parent Common Stock or other securities, in cash or otherwise (clauses (1) and (2) collectively, a “Transfer”), to the lesser of (i) the volume limitations set forth in Rule 144(e) of the Securities Act, or (ii) twenty percent (20%) of such shares in any ninety (90) day period (the “Leak-Out”).

The foregoing paragraphs shall not apply to:

(a)           bona fide gifts of shares of Parent Common Stock or any security convertible into shares of Parent Common Stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s Immediate Family or Affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); or

(b)           any Transfer of shares of Parent Common Stock or any security convertible into shares of Parent Common Stock by will or intestate succession upon the death of the undersigned.

Provided that, in the case of clauses (a) and (b) above, it shall be a condition to any such transaction that (i) the transferee/donee agrees to be bound by the terms of this Leak-Out Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior, and (iii) the undersigned notifies the Parent at least five (5) business days prior to the proposed transfer or disposition;

Exhibit 10.1

(c)           transfers of shares of Parent Common Stock or any security convertible into or exercisable or exchangeable for shares of Parent Common Stock pursuant to a bona fide third party tender offer made to all holders of the Parent Common Stock, merger, consolidation or other similar transaction involving a Change of Control of the Parent, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the shares of Parent Common Stock and any security convertible into or exercisable or exchangeable for shares of Parent Common Stock shall remain subject to the restrictions set forth herein.

When used herein:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act;

“Change of Control” means the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company;

“Immediate Family” means any relationship by blood, marriage or adoption, not more remote than first cousin) or any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned; and

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

The undersigned hereby agrees that each outstanding certificate representing the shares of Parent Common Stock shall, in addition to any other legends as may be required in compliance with the Merger Agreement and Federal securities laws, bear a legend reading substantially as follows:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A LEAK OUT AGREEMENT DATED DECEMBER 20, 2018 BY AND BETWEEN LEVEL BRANDS, INC. AND THE SHAREHOLDER LISTED ON THE FACE HEREOF. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF LEVEL BRANDS, INC. UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LEAK-OUT AGREEMENT WHICH ARE SATISFACTORY TO LEVEL BRANDS, INC. IN ITS SOLE DISCRETION.”

A copy of this Agreement shall be filed with Parent's transfer agent of record.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Leak-Out Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned. All terms not otherwise defined herein shall have the same meaning as in the Merger Agreement.

Exhibit 10.1

The undersigned further acknowledges his understanding that this Agreement was prepared at the request of the Parent by Pearlman Law Group LLP, its counsel, and that such firm did not represent the Company or the undersigned in conjunction with this Agreement, the Mergers or any of the related transactions. The undersigned, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.

Very truly yours,

By:______________________________
Name:
Title:

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